SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 3, 2000



                      DATA TRANSMISSION NETWORK CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


       0-15405                                          47-0669375
------------------------                 ---------------------------------------
(Commission File Number)                 (I.R.S. Employer Identification Number)




9110 West Dodge Road, Suite 200, Omaha, Nebraska                  68114
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     (Address of principal executive offices)                   (Zip Code)



                                 (402) 390-2328
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

         On March 3, 2000, Data Transmission Network Corporation (the "Company") entered into an agreement and plan of merger (the "Merger Agreement") with VS&A Communications Partners III, L.P., a Delaware limited partnership, VS&A-DTN, LLC, a Delaware limited liability company ("Acquiror"), and DTN Acquisition Corporation, a Delaware corporation ("Acquisition Corp."), whereby Acquiror agreed to commence a tender offer (the "Offer") to purchase all the outstanding shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") at a purchase price of $29.00 per share, net to the sellers in cash. The Offer is subject to acceptance by holders of at least 90% of the Company's outstanding Common Stock, the receipt of certain government approvals, and other customary conditions. If the Offer is not consummated, the Company has agreed to call a meeting of the stockholders of the Company to approve the merger of the Company with Acquisition Corp. for cash consideration of $29.00 per share.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      None.

         (b)      Pro Forma Financial Information.
                  -------------------------------

                  None.

         (c)      Exhibits.
                  --------


                  99.1 Company Press Release dated March 6, 2000 (incorporated by reference to Schedule TO filed by VS&A-DTN, LLC and DTN Acquisition Corporation on March 6, 2000)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DATA TRANSMISSION NETWORK CORPORATION

Dated:  March 10, 2000                     By:  /s/ Brian L. Larson
                                                -------------------
                                                Brian L. Larson

                                                Senior Vice President,
                                                Chief Financial Officer and
                                                Secretary

                                INDEX TO EXHIBITS

          Exhibit

          Number        Description

           99.1 Company Press Release dated March 6, 2000 (incorporated by reference to Schedule TO filed by VS&A-DTN, LLC and DTN Acquisition Corporation on March 6, 2000)